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THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED IN A TRANSACTION NOT
INVOLVING ANY PUBLIC OFFERING AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND LAWS,

                           PICO PRODUCTS, INC.
                      Lakeview Terrace, California


                         STOCK PURCHASE WARRANT

                             APRIL 14, 1999

     1. GRANT. Pico PRODUCTS, Inc. a New York corporation (hereinafter COMPANY), for value received hereby grants to ALLIED INVESTMENT CORPORATION, a Maryland corporation or its registered assigns (hereinafter HOLDER), or its nominee, under the terms herein, the right to purchase One Million (1,000,000) of the fully paid and non-assessable shares of the Company's authorized but unissued $.01 par value common stock, The $.01 par value common shares of the Company arc sometimes hereinafter referred to as Common Stock. The Common Stock shares issuable under this Warrant are sometimes hereinafter referred to as the Warrant Shares. The number of Warrant Shares stated above is subject to certain anti-dilution adjustments set out below.

     2.   TERM.  The right to exercise this Warrant shall expire six
(6) years after the date hereof.

     3. EXERCISE PRICE. The exercise price of this Warrant (THE EXERCISE PRICE) shall be $.095 per share, subject to certain anti-dilution adjustments set out below.

     4.  ANTI-DILUTION PROVISIONS.

         (a) ISSUANCE OF ADDITIONAL STOCK; ADJUSTMENTS TO EXERCISE PRICE. Whenever the Company issues or sells any Additional Stock (as hereinafter defined) for a consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale, upon such issuance or sale the Exercise Price shall decline to equal the quotient obtained by dividing the sum of the product of (i) the number of shares of Common Stock issued and outstanding (or deemed to be issued, as hereinafter provided) immediately prior to such issuance or sale and (ii) the Exercise Price in effect immediately prior to such issuance or sale, plus the net consideration received for such issuance or sale, as dividend, by the number of shares of Common Stock issued and outstanding (or deemed to be issued) immediately after such issuance or sale, as divisor. The foregoing is represented by the formula as follows-

                                 N = (AO + C) / B
         wherein

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         N - the Exercise Price to be effect immediately after the subject issuance or sale-,

         O = the Exercise Price as in effect immediately prior to such issuance or sale;

         A = the number of shares of Common Stock issued and outstanding (or deemed to be issued) immediately before such issuance or sale;

         B = the number of shares of Common Stock issued and outstanding (or deemed to be issued) immediately after such issuance or sale; and

         C = the net consideration received for such issuance or sale,

         (b)  ADJUSTMENTS TO NUMBER OF WARRANT SHARES.  Whenever the
Exercise Price declines according to the formula set out above, the number of Warrant Shares shall increase to equal the quotient obtained by dividing $ 95,000 as dividend, by the reduced Exercise Price as divisor.

         (c) ADDITIONAL STOCK. For purposes hereof ADDITIONAL STOCK shall mean any Common Stock issued after the date hereof other than Common Stock issued upon the exercise of this Warrant or Common Stock issued by the Company as a stock dividend on, or upon the subdivision or combination of, the outstanding shares of Common Stock;

         (d) OPTIONS AND WARRANTS. In case the Company shall at any time other than pursuant to this Warrant issue or grant any options or rights to subscribe for or to purchase Common Stock, all shares of Common stock which the holders of such options or rights shall be entitled to subscribe for or to purchase shall be deemed to be issued as of the date of such issuing or granting of such options or rights; and the minimum aggregate consideration specified 'n such options or rights for the shares covered thereby, plus the cash consideration, if any, received by the Company for the issuance of such options or rights, shall be deemed to be the consideration actually received by the Company for the issuance of such shares;

         (e) CONVERTIBLE SECURITIES. In case the Company shall at any time other than pursuant to this Warrant issue any stock or obligations directly or indirectly convertible into or exchangeable for Common Stock, then such issuance shall be deemed to be an issuance (as of the date of issue of such stock or obligations) of the total maximum number of shares of Common Stock necessary to effect the exchange or conversion of all such stock or obligations. The amount received or receivable by the Company in consideration for the issuance of such stock or obligations (deducting therefrom any commissions or expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, such issuance), plus the minimum aggregate amount of premiums, if any, payable to the Company upon exchange of conversion, shall be deemed to be the consideration actually received by the Company for such Common Stock;

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         (f)  CALCULATION OF CONSIDERATION.  In the case of an issuance of shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the net proceeds received for such shares, deducting therefrom any commissions or expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issue of such shares PROVIDED, HOWEVER, that in any such case where the shares of Stock so issued are part of a unit or combination of securities of the Company consisting of one or more shares of Common Stock and other securities of the Company, if the amount of the cash consideration received by the Company for the shares of Stock so issued not determinable at the time of such issuance, such amount shall be deemed to be such portion of the total cash consideration received by the Company for such units or combinations as reasonably determined in good faith by the Company's Board of Directors, regardless of the accounting treatment thereof by the Company;

         (g) NON-CASH CONSIDERATION. In the case of an issuance (other than as a dividend of other distribution on any Common Stock of the Company or upon conversion or exchange of other securities of the Company) of shares of Additional Stock for a consideration part or all of which shall be other than cash, the amount of such consideration other than cash shall for purposes of this Warrant be the fair market value of such consideration as reasonably determined in good faith by the Holder, regardless of the accounting treatment thereof by the Company;

         (h) RESALE OF TREASURY STOCK. The sale or other disposition of any shares of Common Stock of the Company or other securities held in the treasury of the Company today, or of any securities resulting from any reclassification or reclassifications of such shares or other securities which were effected while they were held in the treasury of the Company, shall be deemed an issuance thereof, PROVIDED, HOWEVER, that if any such share or other security is sold or disposed of and subsequently re-acquired by the Company, no future sale or other disposition thereof shall be deemed an issuance thereof

         (i) STOCK SPLIT OR DIVIDEND. In case the shares of Common Stock at any time outstanding shall be subdivided into a greater or combined into a lesser number of shares of Common Stock, by stock-split, reverse split or otherwise, or in case shares of Common Stock shall be issued as a stock dividend, the number of Warrant Shares, and the Exercise Price shall be increased or decreased, as applicable, to an amount which shall bear the same relation to the number of Warrant Shares and the Exercise Price in effect immediately prior to such subdivision, combination or stock dividend as the total number of shares of Common Stock issued and outstanding (or deemed issued) immediately prior to such subdivision, combination or stock dividend shall bear to the total number of shares of Common Stock issued and outstanding (or deemed issued) immediately after such subdivision, combination or stock dividend; an adjustment pursuant to THIS subparagraph shall become effective immediately after the effective date of such subdivision, combination or stock dividend, retroactive to the record date (if any) for such subdivision, combination or stock dividend;

         (j) MERGER. In case of any capital reorganization, or any reclassification of the Common Stock of the Company, or in case of any consolidation of the Company with or the merger of the Company into any other entity (other than a consolidation or merger in which the Company is the surviving entity) or in case of the sale of all or substantially all the properties and assets of the

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Company to any other entity, this Warrant and conditions consolidation, merger or sale be exercisable upon the term reclassification, consolidation, merger of sale be exercisable upon the specified herein, for the number of shares of stock or other securities or property of the Company, or of the other entity resulting from such consolidation or surviving in such merger or to which such sale shall be made, as the case may be, which the holder of this Warrant would have been entitled to receive, under the terms of such reorganization, reclassification, consolidation, merger or sale, if this Warrant had been exercised in full prior to such reorganization, reclassification, consolidation, merger or sale. In any such case, if necessary, the provision set forth in this Warrant with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this subparagraph. The Company shall not effect any such consolidation, merger, or sale, unless prior to or simultaneously wit the consummation thereof the surviving entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets, shall assume, by written agreement executed and delivered to the Company, the obligation to deliver to the Holder such shares of stock, securities or assets to which in accordance with the foregoing provisions, such Holder may be entitled, as well as any other obligations arising under this Warrant;

         (k) DIVIDENDS IN KIND. If the Company shall declare a dividend upon Common Stock payable other than from earnings or earned surplus or other than in shares of Common Stock or stock or obligations directly or indirectly convertible into or exchangeable for Common Stock, the holder of this Warrant shall, upon exercise hereof in whole or in part, be entitled, in addition to the shares of Common Stock deliverable upon such exercise, to the cash, stock or other securities or property which Holder would have received as dividends if continuously since the date hereof such Holder.

             (i) had been the holder of record of the Common Stock deliverable upon such exercise, and

             (ii) had retained all dividends in stock or other securities (other than shares of Common Stock or such convertible or exchangeable stock or obligations) paid or payable in respect of such Common Stock or in respect Of any such stock or other securities so paid or payable as such dividends.

For purposes of this subparagraph, a dividend payable other than in cash shall be considered to be payable from earnings or earned surplus only to the extent that such earnings or earned surplus shall be charged in an amount equal to the fair value of such dividend as determined good faith by the Board of Directors of the Company;

          (l) DEMINIMIS. Anything in this section to the contrary notwithstanding, no adjustment shall be made under this paragraph in any case where the increase in the number of Warrant Shares would be less than 1 share of Common Stock; but in such case any adjustment that could otherwise be made shall be delayed and the adjustment shall be made only after the

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next issuance or deemed Issuance of Additional Stock which, together with any and all such issuances, shall entitle Holder to receive at least one (1) whole additional share of the said stock;

          (m) EXPIRATION OF OPTIONS AND CONVERTIBLE SECURITIES. Upon an expiration or lapse of options, warrants or convertible securities, the issuance or grant of which had previously been the basis for an adjustment of the Exercise Price and number of Warrant Shares, the Exercise Price and number of Warrant Shares then in effect shall forthwith be readjusted to the Exercise Price and number of Warrant Shares which would have been in effect if the adjustment made upon the original issuance or grant of such options, warrants or securities had excluded, from the calculation of Common Stock issued and outstanding immediately after such issuance or grant, all Common Stock which the holders of such expired or lapsed options, warrants or securities were entitled to acquire thereunder,

    5. BELOW PAR PRICE. If at any time the per share exercise price of this Warrant shall be less than the par value of one share of Common Stock, the Company shall take such action as shall be necessary to reduce such par value to an amount less than the per share exercise price of this Warrant;

    6. NOTICES OF STOCK SALES OR OTHER ADJUSTMENTS. Whenever there is an issuance or sale of Additional Stock, the Company shall promptly place on file at the Company's principal office a certificate signed by the President stating the per-share price applicable to the transaction, a detailed calculation of such price, the number of shares of Common Stock sold or issued, the consideration received, and all fees and expenses incurred, and further describing the transaction in detail and the adjustments (if any) to the Exercise Price and the number of Warrant Shares resulting therefrom; and cause a copy of such certificate to be sent to the Holder. Whenever the number of Warrant Shares or the Exercise Price shall change other than upon the issuance of Additional Stock, the Company shall promptly notify the Holder in writing of such change and deliver to Holder a statement setting forth the number of Warrant Shares and the Exercise Price after such adjustment(s), and a brief statement of the facts requiring such adjustment(s) and the Computation by which such adjustment(s) was made.

    7. HOLDER'S REDEMPTION RIGHTS. The Holder will share pro rata in any redemption of stock by the Company. If the Company shall redeem or otherwise purchase for value any of its Common Stock prior to full exercise of this Warrant, the Holder, at its option, may receive, at the time of such redemption or purchase, the same proceeds it would have been entitled to receive if this Warrant had been exercised in full prior to such redemption.

    8. EXERCISE PROCEDURE. This Warrant may be exercised by presenting it and tendering the aggregate Exercise Price in legal tender or by bank's, cashier's or certified check to the Company at its address specified in the Investment Agreement, along with written subscription substantially in the form of Exhibit 8.00 hereof. The date on which this Warrant is thus surrendered, accompanied by tender or payment as herein before or hereinafter provided, is referred to herein as the Exercise Date. The Company shall forthwith at its expense (including the payment of issue taxes), issue and deliver the proper number of shares of Common Stock,

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and such shares shall be deemed issued for all purposes as of the opening of business on the Exercise Date notwithstanding any delay in the actual issuance',

    9. EXCHANGE OF SHARES FOR EXERCISE PRICE. The Holder at its option may provide the Exercise Price under this Warrant by reducing the number of shares for which the Warrant is otherwise exercisable by the number of shares having fair market value equal to the Exercise Price.

    10. SALE OR EXCHANGE OF COMPANY OR ASSETS. If prior to issuance of stock under this Warrant the Company sells or exchanges all or substantially all of its assets, or the shares of common stock of the Company are sold or exchanged to any party other than the Holder, then the Holder at its option may receive, in lieu of the stock otherwise issuable hereunder, such money or property it would have been entitle to receive if this Warrant had been exercised prior to such sale or exchange.

     11. RESALE OF WARRANT OR SHARES. Neither this Warrant nor other shares of common stock issuable upon exercise hereof, have been registered under the Securities Act of 1933 as amended, or under the securities laws of any state. Neither this Warrant nor any shares when issued may be sold, transferred, pledged or hypothecated in the absence of (i) an effective registration statement for this Warrant or the shares, as the case may be, under the Securities Act of 1933 as amended and such registration or qualification as may be necessary under the securities laws of any state, or (ii) an opinion of counsel reasonably satisfactory to the Company that such registration or qualification is not required. The Company shall cause a certificate or certificates evidencing all or any of the shares issued upon exercise hereof prior to said registration and qualification of such shares to bear the following legend:

     The shares evidenced by this certificate have not been registered under the SECURITIES ACT of 1933 as amended, or under the securities laws of any state, The shares may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the SECURITIES ACT of 1933, as amended, and such registration or qualification as may be necessary under the securities laws of any state, or an opinion of counsel satisfactory to the Company that such registration or qualification is not required.

     12. TRANSFER. This Warrant shall be registered on the books of the Company which shall be kept at its principal office for that purpose, and shall be transferable in whole or in part but only on such books by the Holder in person or by duly authorized attorney with written notice substantially in the form of Exhibit 12.00 hereof, and only in compliance with the preceding paragraph. The Company may issue appropriate stop orders to its transfer agent to prevent a transfer in violation of the preceding paragraph.

     13. CLOSING of books. The Company shall not close its transfer books against the transfer of this Warrant or any Common Stock or other securities issuable upon the exercise of this Warrant in any manner which interferes with the exercise of this Warrant.

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     14.  REPLACEMENT OF WARRANT.  At the request of the Holder and on production of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft, or destruction) if required by the Company, upon delivery of an indemnity agreement with surety in such reasonable amount as tile Company may determine thereof, the Company at its expense will issue in lieu thereof a new Warrant of like tenor

     15. INVESTMENT COVENANT. The Holder by its acceptance hereof covenants that this Warrant is, and any stock issued hereunder will be, acquired for investment purposes, and that the Holder will not distribute the same in violation of any state or federal law or regulation.

     16. NOTICE. Any notice or other communication required by this Warrant to be given to the Holder shall be provided according to the notice provisions in the Loan and Security Agreement being executed herewith.

     17. WAIVER OF JURY TRIAL. THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY OF ALI, CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS OF ANY KIND DIRECTLY OR INDIRECTLY ARISING FROM OR RELATING TO THIS WARRANT OR THE DEALINGS OF THE PARTIES IN RESPECT HERETO. THE COMPANY ACKNOWLEDGES AND AGREES THAT THIS PROVISION IS A MATERIAL TERM OF THIS WARRANT AND THAT 'THE HOLDER WOULD NOT EXTEND ANY FUNDS UNDER THE LOAN DOCUMENTS IF THIS WAIVER OF JURY TRIAL WERE NOT A PART OF THIS WARRANT, THE COMPANY ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE. THE COMPANY AGREES THAT ALL SUCH CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf by its undersigned officer, and its corporate seal to be hereunto affixed, as of tile date first above written.

                                            Pico Products, Inc.

Attest:
By: /s/ Mike Gavigan                        By:  /s/ Charles G. Emley, Jr.
    ---------------------------                  ---------------------------
    Mike Gavigan, Asst. Secretary                Charles G. Emley Jr.,
                                                 Chief Executive Officer

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